                                                                   Exhibit 3.109

                                    DELAWARE
                               -------------------
                                THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "RESOURCE RECOVERY SYSTEMS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE TWENTIETH DAY OF JANUARY, A.D. 1984, AT 9 O'CLOCK A.M.

     CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE TWENTY-SECOND DAY OF MARCH, A.D. 1991, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF MAY, A.D. 1991, AT 9 O'CLOCK A.M.

     CERTIFICATE OF RESIGNATION OF REGISTERED AGENT WITHOUT APPOINTMENT, FILED THE TWENTY-SECOND DAY OF APRIL, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF MAY, A.D. 1994, AT 9 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-EIGHTH DAY OF APRIL, A.D. 1998, AT 3:30 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE FIRST DAY OF JULY, A.D.


[SEAL]                                 /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2026296 8100H                              AUTHENTICATION:  1782959

020316756                                            DATE:  05-17-02

                                    DELAWARE
                               -------------------
                                 THE FIRST STATE

1998, AT 10 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWELFTH DAY OF FEBRUARY, A.D. 1999, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRD DAY OF OCTOBER, A.D. 2001, AT 11:30 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


[SEAL]                                 /s/ Harriet Smith Windsor
                                       ----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2026296 8100H                              AUTHENTICATION:  1782959

020316756                                            DATE:  05-17-02

                                                                     FILED
                                                               JAN 20 1984 9AM
                                                                /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                                   8400170050

                         CERTIFICATE OF INCORPORATION
                                       OF

                        RESOURCE RECOVERY SYSTEMS, INC.
                              A STOCK CORPORATION

FIRST: The name of this Corporation is Resource Recovery Systems, Inc.

SECOND: Its Registered Office in the state of Delaware is to be located at 920 King Street, in the City of Wilmington, County of New Castle, Zip Code 19801 The Registered Agent in charge thereof is The Incorporators Ltd.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

FOURTH: The amount of the total authorized capital stock of this corporation is Four Hundred Thousand Dollars ($ 400,000) divided into 400,000 shares of One Dollars ($ 1.00) each.

FIFTH: The name and mailing address of the incorporator are as follows

       Name Peter Karter

       Mailing Address  Duck River Lane

                        Old Lyme, Connecticut      Zip Code  06371


I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 9 day of [ILLEGIBLE] A.D [ILLEGIBLE]

                                                        /s/ [ILLEGIBLE]
                                                        ---------------

                                                                     FILED
                                                                  NOV 1 1984
                                                                /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                        CERTIFICATE OF CHANGE OF ADDRESS
                               OF REGISTERED AGENT

          The corporations set forth below have a present registered office in the State of Delaware of:

          One Rodney Square
          P.O. Box 485, 920 King Street
          Wilmington, DE 19899

          Effective May 7, 1984 the registered office for these corporations will be changed to:

          Coffee Run Professional Centre
          Lancaster Pike and Loveville Road
          Hockessin, DE 19707

          The corporation for which addresses will be changed are:

CORPORATION                                                   FILE #
NATIONAL BMP CORP                                             1014684

SEA VENTURE OF VIRGINIA, INC.                                 1015603
ALLIED TANKSHIPS, INC.                                        1015613
BAYLINE CONSULTING, INC.                                      2003505
PIEDMONT AMERICAN LIFE INSURANCE COMPANY                      0576020
TAKE TWO LIMITED                                              0852685
S.E.C.S.,  INC.                                               1015930
SEA-LAND TRANSPORT COMPANY                                    1016036
HOSPITAL FINDERS INC.                                         0952392
HOMETEAM INTERNATIONAL CORPORATION                            0952393
COSMO-EMPIRE TRAVEL, INC.                                     0952395
SPARCRAFT EAST INCORPORATED                                   0952397
JO'S THING CORP.                                              0952399
THERMAL-DYNAMIC TOWERS, INC.                                  2005273
PJM INC.                                                      2004506

METRO SPORTS LOOK, INC.                                       2020986
DYARCEY CORP.                                                 0931996
NATIONAL MERCHANDISERS, INC.                                  2004089
LOVE INC.                                                     0936491
WET ALBERT, INC.                                              0820725
RONMANN CORP.                                                 0941194
WILSON & WHITTINGTON, P.A.                                    0832386
IROQUOIS NAVIGATION INC.                                      0834709
WILLIAM J. HAM, INC.                                          0844835
SAFETY SURFACE CORPORATION                                    2003774
THE EQUITY MANAGEMENT ASSOCIATION                             0853515
PACKAGING COORDINATORS, INC.                                  0854070
INTER EXCHANGE LTD.                                           2003798
POR FIN CHARTERS LTD.                                         0862173
FILM BUYERS ENTERPRISES, LTD.                                 0863652
P.R. MOTT CO.                                                 0936493
NASH BROADCASTING, INC.                                       0866262
MARLENA MARINA, LTD.                                          2004388
RICTORY CORPORATION                                           0873674
VI CLOVER INC.                                                0874160
TAKE TIME LIMITED                                             0874283
B.S. CORP.                                                    0874284
HIGHLAND MENNONITE CHURCH, INC.                               0874303
AKUMAL INC.                                                   0874325
RJS CORPORATION                                               0874369
SHARAL MARINE SERVICES INC.                                   0874371
CALLIOPE INC.                                                 0874682

ROMA GAIL CORP.                                               2016414
CONSOLIDATED TECHNOLOGIES INTERNATIONAL, INC.                 2017879
F & S MICRO SYSTEMS, INC.                                     2016905
JOHNSON DEVELOPMENT CORP.                                     2016593
SUECAR, INC.                                                  2016596
DP SYSTEM SERVICES, INC.                                      2016607
MASSEY MARINE, INC.                                           2016654
HICKEY COMPUTER, INC                                          2017339
INTERNATIONAL BUSINESS INTEGRATORS CORP.                      2016820
ALTERNATIVE PROMOTIONS, LTD.                                  2016819
N B L SERVICE CORP.                                           2016918
SUNBELT FINANCIAL SERVICES, INC                               2016915
MAGNICON CORPORATION                                          2016914
ESDODCO, INC.                                                 2016911
ATLANTIC CITY HOLIDAYS INC.                                   2016910
E.J. ROSCOE INVESTMENT COMPANY                                2016909
UNITED ACCOUNT SYSTEMS, INC.                                  2017341
CYBERNETS GROUP, INC.                                         2017770
TECTONICS CORPORATION                                         2017342
NEW HORIZONS UNLIMITED INC.                                   2017058
U.S. FLEET, INC.                                              2017343
SCIENTIFIC HOSPITAL SUPPLIES INC.                             2019377
PAUL EDWARDS ASSOCIATES, INCORPORATED                         2017344
SUNBIRD AIR LEASING CORPORATION                               2018317
TECHVEST LEASING CORPORATION                                  2017345
NATIONWIDE MORTUARY SERVICES CORPORATION                      2017340
R J SUNSHINE & CO., INC.                                      2017771
RECURSOS DIVERSOS TECNICOS, S.A.                              2017471
BOURY BROS. REALTY CORP.                                      2019096
PARTNERS SERVICE INC.                                         2017767
THE AUTUMN COMPANY                                            2017769
ELVIS MENDES CORPORATION                                      2019869
LEDA ONE, INC.                                                2019872
MARKET AMERICA CORPORATION                                    2019871
FRONTIER CABLE CONSTRUCTION, INC.                             2017775
BUSINESS & TAX ANALYST, INC.                                  2017773
ANTHONY ROLSTON, LTD.                                         2017881
SIERRA ASSOCIATES INC.                                        2024085
MANAGEMENT CONCEPTS LIMITED                                   2019863
PRENCO INC.                                                   2017880
DYXI ENTERPRISES INC.                                         2018334
ROTOR CRAFT CORPORATION                                       2018096
INMARCO LTD.                                                  2020374
INTERNATIONAL CROWN INC.                                      2019868
MARGATE COMMUNICATIONS CORPORATION                            2019865
MARCIE LTD.                                                   2018319
FRANCHISE DEVELOPMENT CORPORATION                             2021362
BIBKOO ENTERPRISES INCORPORATED                               2019097
M & M WYMAN CHARTERS INC.                                     2018316
P. & D. FINANCIAL BROKERAGE AND TAX SERVICE CORPORATION       2018529
N. T. GOINS CONTRACTOR, INC.                                  2018337
RUBBER TECHNOLOGIES INCORPORATED                              2018335
HAV, LTD.                                                     2018532
RIGGS WIND ENERGY SYSTEMS LTD.                                2018530
THERMAL KING WINDOW CO.                                       2019106
RESOURCE RECOVERY SYSTEMS, INC.                               2026296
SCHOLLEVAER INC.                                              2018739
WALLIS LEASING COMPANY LTD.                                   2018738
ALINTEX CORPORATION                                           2018736
DAMERON, INC.                                                 2020696
C. G. CARTEN CO.                                              2019101
N. B. CHARTERS LTD.                                           2019099
W.F.M. HOLDING CORP.                                          2019105
GWEN II CHARTERS AND LEASING, INC.                            2019098
DSL INTERNATIONAL, INC.                                       2019870
SECURITY EXPRESS WORLD ENTERPRISES CORP.                      2019446

W. H. SHELTON AND ASSOCIATES, INC.                            2033527
CHESTERFIELD COUNTRY STORE INCORPORATED                       2033589

ARLINGTON BEACHF5 WATER TREATMENT SYSTEMS LTD.                2034126
VPI CATALOGUING CORPORATION                                   2034128
WESTVILLE CORP.                                               2034123
HYDRALINE INTERNATIONAL CORPORATION                           2034129
AZIP, INC.                                                    2034130
DEMERLY'S AUTO SERVICE, INC.                                  2034132
AUTO INVESTMENTS INC.                                         2034133
SANCHEZ DEVELOPMENT CORP.                                     2034148
CHARLIE'S PERSONNEL SERVICES INC.                             2034149
AYDIF CORPORATION                                             2034150
IMAGENICS CORPORATION                                         2034151
PERMASEAL CONSTRUCTION & WATERPROOFING CO.                    2034357
JOURNEY PUBLICATIONS, INC.                                    2034152
CRAFT INDUSTRIES CORP.                                        2034147
SERVICES UNLIMITED, INC.                                      2034449
G R P GENERAL, INC.                                           2034450
BLUE ARROW, INC.                                              2034447
P.J. ELECTRIC, INC.                                           2034448
INTERSTATE BUILDER AND REMODELERS INC.                        2034451
DR. JERRY C. IAFRATE, LTD.                                    2035356
HIGHLAND COMPUTER SYSTEMS INC.                                2037911
CONVERSATION, INC.                                            2036239


                                              THE INCORPORATORS LTD.

DATE:                                         BY: /s/ Thomas D. Whittington, Jr.
                                                  ------------------------------
                                              Thomas D. Whittington, Jr.

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/22/1994
  944070181 - 2026296

                           CERTIFICATE OF RESIGNATION
                               OF REGISTERED AGENT

     This is to certify that The Incorporators Ltd., Three Christina Centre, Suite 1414, 201 No. Walnut St., Wilmington, DE 19801 pursuant to Section 136 of the General Corporation Law of the State of Delaware:

     (1) Resigns as the office of registered agent for the following corporation of the State of Delaware, without appointing any person or corporation as registered agent in its stead.

FILE NUMBER: 20262-96

CORPORATION NAME:

                        RESOURCE RECOVERY SYSTEMS, INC.

April 22, 1994

                                                        /s/ Diane Patone
                                                        ------------------------
                                                        Secretary
                                                        The Incorporators Ltd.

                              AFFIDAVIT OF MAILING

STATE OF DELAWARE:

COUNTY OF NEW CASTLE:

     BE IT REMEMBERED that on this 22nd day of April, 1994, personally came before me, the subscriber, a Notary Public for the State of Delaware, Diane Patone, who being duly sworn according to law, deposes and says:

     That at least thirty days prior to the filing of the attached Certificate of Resignation of Registered Agent, due notice of said resignation was sent by certified or registered mail to RESOURCE RECOVERY SYSTEMS, INC. at their principal office, or to the last known address of the attorney or other individual at whose request such registered agent was appointed.

                                                        /s/ Diane Patone
                                                        ------------------------
                                                        Diane Patone

     SWORN TO AND SUBSCRIBED before me the day and year aforesaid.


                                                        /s/ Patricia L. Ryan
                                                        ------------------------
                                                        Notary Public

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIV1SION OF CORPORATIONS
                                                       FILED 09:00 AM 05/16/1994
                                                         944087039 - 2026296

                       CERTIFICATE OF CHANGE OF LOCATION
                  OF REGISTERED OFFICE AND/OR REGISTERED AGENT

The Board of Directors of RESOURCE RECOVERY SYSTEMS, INC., a Corporation of Delaware, on this 4th day of May A.D. 1994, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Three Christina Centre, Suite 1414, 201 N. Walnut St., in the city of Wilmington, County of New Castle, 19801. The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is The Incorporators Ltd.

RESOURCE RECOVERY SYSTEMS, INC., a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and Attested by its Secretary, the 4th day of May, 1994.

                                                  By:    /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                       President

                                              Attest:    /s/ [ILLEGIBLE]
                                                     ---------------------------
                                                       Secretary

                             TYLER COOPER & ALCORN
                               COUNSELLORS AT LAW

201 Church Street                                              Kathleen A. Maher
P.O. Box 1936                                                       203 784-8234
New Haven CT 06369-1910
203 714 8200
Telecopier 203 865-7865

                                                                          [SEAL]

                                     9027361

                                 April 28, 1998


Division of Corporations
Office of the Secretary of State
John G. Townsend Building, Suite 4
Dover, Delaware  19901                                  VIA FAX: 302-739-3812

                                20262-96                Phone # 302-739-3077

Dear Sir/Madam:

     Attached hereto for filing pursuant to Section 242 of the General Corporation Law (the "GCL") is Amendment No. One to the Certificate of Incorporation of Resource Recovery Systems, Inc. that has been properly executed and acknowledged in accordance with GCL Section 103.

     Please charge the filing fee, which I understand it to be $432.50 to Master Card account number 5431 0410 0252 2755, which has an expiration date of 12/98, under the name of Elizabeth H. Karter.

     The stamped file copy should be returned to:

                Elizabeth H. Karter
                Resource Recovery Systems, Inc.
                50 Main Street
                Centerbrook, Connecticut   06409

     If you have any questions, please contact the undersigned at 860-767-7221.

                                                        Very truly yours,

                                                        /s/ Kathleen A. Maher
                                                        ------------------------
                                                        Kathleen A. Maher

Attachment

                           HARTFORD NEW HAVEN STAMFORD

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:30 PM 04/28/1998
   981162887 - 2026296

                        RESOURCE RECOVERY SYSTEMS, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                                AMENDMENT NO. ONE

     Resource Recovery Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Resource Recovery Systems, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended said Article shall be and read as follows:

          "FOURTH: The aggregate number of shares which the Company shall have authority to issue is two million five hundred thousand, divided into two million (2,000,000) shares of common stock ("Common Stock"), of the par value of $1.00 per share, and five hundred thousand (500,000) shares of preferred stock ("Preferred Stock"), of the par value of $.01 per share.

          The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (a) The number of shares constituting that series and the distinctive designation of that series;

          (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (h) Any other relative rights, preferences and limitations of that series.

          Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

          If, upon any voluntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law Of the State of Delaware.

     IN WITNESS WHEREOF, said Resource Recovery Systems, Inc. has caused this certificate to be signed by Elizabeth H. Karter, its President, and Elizabeth W. Karter, its Secretary, this 28th day of April, 1998.

                                      RESOURCE RECOVERY SYSTEMS, INC.

                                      By /s/ Elizabeth H. Karter
                                         ---------------------------------------
                                         Elizabeth H. Karter, President


                                      By /s/ Elizabeth W. Karter
                                         ---------------------------------------
                                         Elizabeth W. Karter, Secretary

                           TYLER COOPER & ALCORN, LLP
                               COUNSELLORS AT LAW

CityPlace/35th Floor
Hartford, CT 06103-3488
860 725 6200
Telecopier 860 278 3802                           9197834

                                  July 1, 1998


VIA FACSIMILE (302) 739-3812

State of Delaware
Department of State
Division of Corporations
John G. Townsend Building                                               [SEAL]
401 Federal Street, Suite 4
Dover, Delaware 19901

     RE: RESOURCE RECOVERY SYSTEMS, INC.             20262-96        (Survivor)
         CERTIFICATE OF MERGER

              (merging: RRSI Acquisition Corp. 28912-72

Dear Sir/Madam:

     Enclosed for filing please find a Certificate of Merger for Resource Recovery Systems, Inc.

     Please file the Certificate on SAME DAY EXPEDITED SERVICE. After filing, please return the proof of filing by FEDERAL EXPRESS, Standard Overnight, and charge our Account No. 0061-0984-5. Please charge the filing fee, expedited service fee, franchise tax and county recording fees to VISA Account No. 4128-0034-1513-2946 (expiration date 12/31/2001).

     It is extremely important that this filing be effective today. If you have any questions regarding the above, please call me at (860) 725-6222 or ask for Attorney Kurt Johnson at (860) 725-6237. Thank you.

                                                        Sincerely,

                                                        /s/ Susan D. Hora
                                                        ------------------------
                                                        Susan D. Hora
                                                        Corporate Paralegal

SAME DAY

                      HARTFORD MADISON NEW HAVEN STAMFORD

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

It is hereby certified that:

          1. The name of the corporation (hereinafter called the "corporation") is Resource Recovery Systems, Inc.

          2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 29, 1999.

                                           /s/ Brian Noonan  Secretary
                                           ------------------------------------
                                           [Name, title of authorized officer]
                                           Brian Noonan

                                                     [ILLEGIBLE]


    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/12/1999
   991058697 - 2026296

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                      AND
                               REGISTERED OFFICE
                                       OF
                         RESOURCE RECOVERY SYSTEMS, INC

                                      *****

Resource Recovery Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

     That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

     IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 1st day of October 2001.


                                                Resource Recovery Systems, Inc.

                                            /s/ Richard Norris
                                         --------------------------------------
                                      Richard Norris, Treasurer

[ILLEGIBLE]


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 10/03/2001
                                                          010491201 - 2026296